                                                                    Exhibit 4.04

                        RELEASE AND TERMINATION AGREEMENT

         This Release and Termination Agreement ("Agreement") is dated as of June 15, 1999 and is by and among RealMed Corporation (the "Company"), Newcourt Financial USA Inc. ("Newcourt"), Candel & Partners, Gemplus SCA, Gemplus Corp., West Plains Investment, Inc., Finno SCA, Allan Green, JLT, LP, Rollin M. Dick, Robert B. Peterson, and Mark A. Morris, (all parties other than the Company shall be referred to as the "Interested Parties").

                                    RECITALS

         A. Contemporaneously with the execution and delivery of this Agreement, the Company and Newcourt are entering into a Loan Agreement pursuant to which, among other things, Newcourt will commit, subject to certain terms and conditions, to loan up to $17,500,000 to the Company (the "Loan Agreement").

         B. In connection with the Loan Agreement and the transactions contemplated thereby, Newcourt and the other parties to this Agreement desire to establish with certainty the nature and extent of any and all relationships between the Company, on the one hand, and the Interested Parties, on the other hand, and between or among the Interested Parties.

         C. Newcourt will not execute and deliver the Loan Agreement or consummate the transaction contemplated thereby unless, among other things, this Agreement is executed and delivered by the parties hereto.

         D. The parties hereto believe it is desirable for the Company and Newcourt to enter into the Loan Agreement and are, therefore, willing to enter into this Agreement in order to induce Newcourt to enter into the Loan Agreement. Each of the parties also believes it is in its best interest to enter into this Agreement in order to establish with certainty the matters set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                  1. This Agreement shall become effective when the Loan Agreement has been executed and delivered and the conditions precedent set forth in Section 2.1 of the Loan Agreement have been satisfied or have been waived by Newcourt.

                  2. For purposes of this Agreement, the term "Surviving Agreements" means the agreements listed on Exhibit A.

                  3. Each of the Interested Parties, on the one hand, and the Company, on the other hand, agree that, except for the Surviving Agreements, each and every agreement, commitment, contract and/or understanding, whether written or oral, entered into on or prior to the date of this Agreement (a) between or among any of the Interested Parties which relate to the Company and/or any of the capital stock of the Company, and/or (b) between such Interested Party and the Company (including, but not limited to each agreement, commitment, contract and understanding listed on Exhibit B) (collectively, the "Terminated Agreements") is hereby terminated and rendered null and void and the Company is hereby released from any and all obligations, covenants and duties under each of the Terminated Agreements.

                  4. Each of the Interested Parties absolutely, irrevocably and unconditionally releases the Company and its officers, directors and employees from any and all claims, causes of action, demands, and rights, which he or it has, or may have, whether known or unknown, absolute or contingent, matured, or unmatured, in connection with or arising under (a) any of the Terminated Agreements, and/or (b) any transaction, event or occurrence occurring on or prior to the date of this Agreement; provided, however, that the foregoing release shall not extend to claims, causes of action, demands or rights arising under the Surviving Agreements.

                  5. Each party agrees that, from time to time, it will execute and deliver, or cause to be executed and delivered, such additional agreements, instruments, certificates and documents and take all such actions as any other party to this Agreement may reasonably request for purposes of implementing or effectuating the provisions of this Agreement.

                  6. This Agreement shall be binding upon and shall inure to the benefit of all of the parties to this Agreement and their respective heirs, executors, administrators, assigns and successors in interest.

                  7. The parties affirm that this Agreement has been entered into in the State of Indiana and shall be governed by and construed in accordance with the substantive laws of the State of Indiana, notwithstanding any state's choice of law rules to the contrary. Further, the parties expressly agree that any and all action concerning any dispute arising under this Agreement shall be filed and maintained only in a state or federal court sitting in the State of Indiana or the State of California, and each party hereby consents and submits to the jurisdiction of such state or federal court.

                  8. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each of the parties shall use its reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

                  9. No change, amendment, modification or supplement to this Agreement shall be valid or effective unless it is in writing and is duly executed by each party to this Agreement or its duly authorized successor or assign.

                  10. The failure of any party to this Agreement to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of such party to enforce each and every provision of this Agreement. Any waiver of any breach or provision of this Agreement must be in a writing signed by the waiving party in order to be effective and, except as otherwise clearly expressed in such a writing, no waiver of any breach or provision of this Agreement shall constitute a waiver of any other breach or provision or a continuing waiver. The performance by any party to this Agreement of any act not required of it by the terms of this Agreement shall not constitute either an agreement that such act is required or a waiver of the scope of, or limitations on, its obligations under this Agreement and no such performance shall estop such party from denying any obligation to perform such act or asserting such scope or limitations with respect to any further or future acts or failures to act.

                  11. When used in this Agreement, words denoting the singular include the plural and vice versa and words of any gender include all genders.

                  12. This   Agreement   constitutes   a  complete   and  total
integration of the understanding of the parties with respect to the subject matter of this Agreement and it supersedes all prior and all contemporaneous agreements and understandings (whether written, oral or implied) of the parties, or their respective agents, with respect to such subject matter.

                  13. This   Agreement   may  be   executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute but one agreement. Any facsimile transmission of a signed counterpart of this Agreement shall be deemed to be an original counterpart and all signatures appearing thereon shall be deemed to be originals.

                  14. This Agreement shall not be strictly construed against any party.

                  15. In the event of any litigation among any of the parties to this Agreement regarding the matters governed hereby or the enforcement hereof, the losing party shall pay to the prevailing party all reasonable expenses and costs, including reasonable attorneys' fees, incurred by the prevailing party in connection with such litigation.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth at the beginning of this Agreement.



JLT, LP                                          CANDEL & PARTNERS


By:                                              By:
   --------------------------

Rollin M. Dick, General Partner
                                                Printed Name, Title


Robert B. Peterson                               Mark A. Morris



Rollin M. Dick                                   Allan Green

GEMPLUS SCA                                      GEMPLUS CORP.


By:                                              By:
   --------------------------


Printed Name, Title                             Printed Name, Title

West Plains Investment, Inc.                    Finno SCA


By:                                             By:
   --------------------------


Printed Name, Title                             Printed Name, Title


                       (Signatures continued on next page)

                   (Signatures continued from preceding page)



NEWCOURT FINANCIAL USA INC.                       REALMED CORPORATION



By:                                               By:
  ------------------------                           -------------------------

Robert J. Hicks, Executive Vice President         Robert B. Peterson, President

                                    Exhibit A
                              Surviving Agreements


1. Any and all stock option agreements for employees (other than Interested Parties).

2. Option Agreement, dated June 10, 1998, by and among JLT, LP, Mark A. Morris and Robert B. Peterson.

3. Memorandum signed by the Company and agreed to by Robert B. Peterson memorializing the loan on May 4, 1998 made to the Company by Robert B. Peterson in the principal amount of $150,000 with an interest rate of 4%.

4.   Loan Agreement dated June 15, 1999 between the Company and Newcourt.

5. Subordinated Convertible Promissory Note dated June 15, 1999 executed by the Company in favor of Newcourt in the aggregate principal amount of $17,500,000.

6. Registration Rights Agreement dated June 15, 1999 among the Company, Newcourt, Mark A. Morris, Robert B. Peterson, JLT, LP, Gemplus Corp., Gemplus SCA, Allan Green, West Plains Investment, Inc., Finno SCA and Candel & Partners.

7. Shareholder Agreement dated June 15, 1999 among the Company, Newcourt, Mark A. Morris, Robert B. Peterson, JLT, LP, Gemplus Corp., Gemplus SCA, Allan Green, West Plains Investment, Inc., Finno SCA, Candel & Partners and Rollin M. Dick.

8. Employment Agreement dated June 15, 1999 between the Company and Robert J. Hicks.

9.   Employment Agreement dated June 15, 1999 between the Company and Keith
     Given.

10. Employment Agreement dated June 15, 1999 between the Company and Mark A. Morris.

11. Employment Agreement dated June 15, 1999 between the Company and Robert B. Peterson.

12. Subscription Agreement dated June 15, 1999 executed by Newcourt (for 100 common shares of the Company).

13. 1999 Stock Option and Incentive Plan adopted by the Company as of June 15, 1999 (the "Plan") and the Award of a Non-Qualified Option to Robert
     B. Peterson to purchase 250,000 Shares pursuant to the Plan and the Award of a Non-Qualified Option to Mark A. Morris to purchase 250,000 Shares pursuant to the Plan which Awards are subject to the terms and conditions approved by the Board of Directors of the Company on June 15, 1999.

                             Exhibit A, Page 1 of 2

14.  Stock Option Agreement between the Company and Robert J. Hicks.

15.  Stock Option Agreement between the Company and Keith Given.

16.  Restricted Stock Agreement between the Company and Robert J. Hicks.

17.  Restricted Stock Agreement between the Company and Keith Given.

18. Subordinated Secured Promissory Note dated June 15, 1999 executed by the Company in favor of Gemplus Corp. in the aggregate principal amount of $4,285,797.87.

19. Security Agreement dated June 15, 1999 signed by the Company in favor of Gemplus Corp.

20.  This Release and Termination Agreement.

21. Recapitalization Confirmation Agreement dated as of June 15, 1999 among the Company, Mark A. Morris, Robert B. Peterson, Daniel Perrin, Steven Beck, Dominique Trempont, Joseph Wright, Robert Thompson, Jack Kemp, Gemplus SCA, JLT, LP, Jefferson Consulting Group, LLC, Jefferson Government Relations, LLC, West Plains Investment, Inc., Finno SCA, Herbert Pearthree, Allan Green and Candel & Partners.

22.  Eclipse/RealMed  Agreement  dated June 15,  1999 among the  Company,
     Mark A. Morris, Robert B. Peterson, RealMed Capital Corporation, Eclipse Computing, Inc., Eclipse Consulting Group, Inc., Eclipse Powernet, Inc., Eclipse Financial Corporation, Eclipse Group, Inc. and Eclipse America Corporation.

23. Master Lease Vendor Agreement dated June 15, 1999 between the Company and Newcourt.






                               Exhibit A, 2 of 2

                                    Exhibit B
                      Partial List of Terminated Agreements


1. Non_Qualified Stock Option Bonus Agreement for Non_Employee dated June 10, 1998 between the Company and Mark Morris;

2. Non_Qualified Stock Option Bonus Agreement for Non_Employee dated June 10, 1998 between the Company and Mark Morris;

3. Non_Qualified Stock Option Bonus Agreement for Non_Employee dated June 10, 1998 between the Company and Robert Peterson;

4. Non_Qualified Stock Option Bonus Agreement for Non_Employee dated June 10, 1998 between the Company and Robert Peterson;

5. Agreement dated December 17, 1998 between the Company and Rollin M. Dick regarding the Company's funded debt with First National Bank of Kokomo;

6. Warrant to Purchase Capital Stock of RealMed Corporation, dated April 16, 1999, in favor of JLT, LP;

7. Any and all agreements evidencing or relating to loans by the Company in favor of JLT, LP of $500,000 and $250,000 commencing on November 25, 1998 and December 16, 1998, respectively;

8. Proxies of Mark A. Morris and Robert B. Peterson dated December 16, 1998 in favor of Rollin M. Dick;

9. Subscriptions to Capital Stock of the Company by JLT, LP dated June 18, 1998, July 27, 1998, August 10, 1998, September 30, 1998 and October 14, 1998;

10. Loan Agreement dated April 16, 1999 between the Company and JLT, LP;

11. Promissory Notes in the original principal amounts of $100,000, $500,000, $250,000, $250,000 and $150,000 dated March 19, 1999, April 16, 1999, May 3,
1999, May 19, 1999 and June 7, 1999 respectively executed by the Company in favor of JLT, LP;

12. Employment Agreements dated October 1, 1997 and June 1, 1998 between the Company and Robert B. Peterson;

13. Employment Agreement dated October 1, 1997 and June 1, 1998 between the Company and Mark A. Morris;

                             Exhibit B, Page 1 of 3

14. Employment Agreement dated October 1, 1997 and June 1, 1998 between the Company and Mark A. Morris; 14. Note Purchase Agreement between the Company and Gemplus Corporation dated November 13, 1998;

15. Subordinated Convertible Secured Promissory Note in the original principal amount of $4,180,187.01, dated November 13, 1998, executed by the Company in favor of the Gemplus Corporation;

16. Subordinated Convertible Secured Promissory Note in the original principal amount of $350,000, dated January 12, 1999, executed by the Company in favor of the Gemplus Corporation;

17. Subordinated Convertible Secured Promissory Note in the original principal amount of $50,000, dated March 15, 1999, executed by the Company in favor of the Gemplus Corporation;

18. Subordinated Convertible Secured Promissory Note in the original principal amount of $50,000, dated March 23, 1999, executed by the Company in favor of the Gemplus Corporation;

19. Warrant to Purchase Capital Stock of RealMed Corporation, dated March 15, 1999, in favor of Gemplus Corporation;

20. Warrant to Purchase Capital Stock of RealMed Corporation, dated March 23, 1999, in favor of Gemplus Corporation;

21. Financial Advisor Agreement dated June 17, 1998 between the Company and Candel & Partners;

22. Subordinated Convertible Promissory Note dated February 23, 1999, executed by the Company in favor of Candel & Partners;

23. Loan Agreement dated June 17, 1998 between the Company and Allan Green;

24. Loan Agreement dated October 30, 1998 between the Company and Allan Green;

25. Subordinated Convertible Promissory Note dated February 23, 1999, executed by the Company in favor of Allan Green;

26. Note and Warrant Purchase Agreement between the Company and Allan Green dated February 23, 1999;

27. Warrant to Purchase $180,000 of Capital Stock of RealMed Corporation dated February 23, 1999, executed by the Company in favor of Allan Green;


                             Exhibit B, Page 2 of 3

28. Any and all agreements evidencing or relating to a loan from Robert Peterson to the Company in the amount of $150,000, maturing on December 31, 1998;

29. Memorandum of Understanding, undated, by and between the Company and Gemplus SCA regarding investment by the latter in the former;

30.  Purchase  Agreement  dated  August 22, 1997 between the Company and Gemplus
SCA;

31. Purchase Agreement dated October 22, 1997 between the Company and West Plains Investment, Inc.;

32. Purchase Agreement dated January 28, 1998 between the Company and West Plains Investment, Inc.;

33. Put and Call Agreement, dated January, 1998 between the Company and West Plains Investment, Inc;

34. Put and Call Termination Agreement dated February 2, 1998 between the Company and Finno, S[C]A;

35. Put and Call Agreement dated January 28, 1998 between the Company and West Plains Investment, Inc.;

36. Put and Call Termination Agreement binding as of October 28, 1997 between the Company and Finno, S[C]A;

37. Stock Option Agreement dated April 11, 1997 among the Company, Gemplus SCA and Finno;

38. Extension of Stock Option Agreement dated May 23, 1997 among the Company, Finno and Gemplus SCA;

39. Put and Call Agreement dated October 28, 1997 between the Company and Finno, SA; and

40. Extension of Stock Option Agreement dated May 23, 1997 among Gemplus SCA, Finno and the Company.



                             Exhibit B, Page 3 of 3